Exhibit 11
                            THERMO ECOTEK CORPORATION

                        Computation of Earnings per Share


                                                      Three Months Ended
                                                   ------------------------
                                                      June 29,      July 1,
                                                          1996         1995
   ------------------------------------------------------------------------

   Net income (a)                                  $ 3,023,000  $ 2,076,000

   Add: Convertible debenture interest,
        net of tax income                              411,000      432,000
                                                   -----------   ----------
   Income applicable to common stock assuming
     full dilution (b)                             $ 3,434,000  $ 2,508,000
                                                   ===========  ===========
   Shares:
   Weighted average shares outstanding              15,641,850   15,496,299

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                  374,764            -

        Shares issuable from assumed conversion
        of noninterest-bearing subordinated
        convertible debentures                       1,788,821            -
                                                   -----------  -----------

   Weighted average shares - primary (c)            17,805,435   15,496,299

   Add: Incremental shares issuable from
        assumed exercise of options
        (as determined by the application
        of the treasury stock method)                    7,043      457,487

        Shares issuable from assumed
        conversion of 4% subordinated
        convertible debentures                       7,210,526    7,210,526
                                                   -----------  -----------

   Weighted average shares - fully diluted (d)      25,023,004   23,164,312
                                                   ===========  ===========
   Primary earnings per share (a) / (c)            $       .17  $       .13
                                                   ===========  ===========
   Fully diluted earnings per share (b) / (d)      $       .14  $       .11
                                                   ===========  ===========
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                                                                    Exhibit 11
                            THERMO ECOTEK CORPORATION

                  Computation of Earnings per Share (continued)


                                                       Nine Months Ended
                                                    -----------------------
                                                      June 29,      July 1,
                                                          1996         1995
   ------------------------------------------------------------------------

   Net income (a)                                  $ 6,685,000  $ 4,763,000

   Add: Convertible debenture interest,
        net of tax                                   1,233,000    1,295,000
                                                   -----------  -----------
   Income applicable to common stock assuming
     full dilution (b)                             $ 7,918,000  $ 6,058,000
                                                   ===========  ===========
   Shares:
   Weighted average shares outstanding              15,571,306   14,202,586

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                  338,891            -

        Shares issuable from assumed conversion
        of noninterest-bearing subordinated
        convertible debentures                         736,202            -
                                                   -----------  -----------

   Weighted average shares - primary (c)            16,646,399   14,202,586

   Add: Incremental shares issuable from
        assumed exercise of options
        (as determined by the application
        of the treasury stock method)                   42,916      303,936

        Shares issuable from assumed
        conversion of 4% subordinated
        convertible debentures                       7,210,526    7,210,526
                                                   -----------  -----------

   Weighted average shares - fully diluted (d)      23,899,841   21,717,048
                                                   ===========  ===========
   Primary earnings per share (a) / (c)            $       .40  $       .34
                                                   ===========  ===========
   Fully diluted earnings per share (b) / (d)      $       .33  $       .28
                                                   ===========  ===========